UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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OMNIVISION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In connection with the Proxy Statement for the 2007 Annual Meeting of Stockholders (the “2007 Proxy Statement”) to be held on September 26, 2007 (the “2007 Annual Meeting”) of OmniVision Technologies, Inc. (“OmniVision” or the “Company”), on September 20, 2007, the Company sent the following letter to FMR Corp, which together with its subsidiaries (“Fidelity”), is an institutional stockholder of the Company’s common stock. Unless otherwise defined in the letter, defined terms have the meanings assigned to them in the 2007 Proxy Statement.

The letter includes additional information regarding outstanding options to purchase the Company’s common stock that was requested by Fidelity, and outlines recommendations that the Company’s management will make to the board of directors at the next regularly scheduled meeting regarding the Company’s 2007 Equity Incentive Plan (the “2007 Plan”) that the Company is requesting its stockholders to approve at the 2007 Annual Meeting.  Such recommendations provide for (i) the termination of the Company’s existing 2000 Director Option Plan and for all future awards to directors to be made under the 2007 Plan, (ii) limitations on the authority of the Administrator of the 2007 Plan to accelerate vesting for Awards issued under the 2007 Plan and (iii) Awards under the 2007 Plan to Outside Directors of the Company to be approved solely by the Compensation Committee.  The 2007 Plan, as currently proposed for approval at the 2007 Annual Meeting, can be found in Appendix A to the Company’s 2007 Proxy Statement filed on August 27, 2007 (Commission File No. 000-29939).

September 21, 2007

FMR Corp.
82 Devonshire Street
Boston, MA 02109
Attn:  Joseph Vitelli

Dear Mr. Vitelli:

Re:                               OmniVision Technologies Inc. — Request for additional information regarding outstanding stock options and board recommendations on changes to proposed 2007 Equity Incentive Plan

Following our conversations with you over the past several days, and internal discussions of the management of OmniVision, we are providing the following additional information that you requested:

1.                             You asked us how many of the outstanding, vested and exercisable options issued under the 2000 Stock Plan and 2000 Director Option Plan were in the money as of April 30, 2007.

To answer this question, the Company determined that it would consider “in the money” options to be any outstanding, vested option exercisable at a price at or below $20.63 per share, the closing price of the Company’s common stock on September 18, 2007. The Company also determined that the most effective way to show this information would be to modify the table which appeared in Note 13 — ”Employee Stock Purchase and Stock Option Plans” to the Consolidated Financial Statements on page 84 of its Annual Report filed on Form 10-K for the fiscal year ended April 30, 2007. The modified table below disaggregates the shares with the range of exercise prices between $18.01 and $25.40 per share into two groups: one for the shares with a range of exercise prices between $18.01 and $20.63 per share; and one for the shares with a range of exercise prices between $20.64 and $25.40 per share. The modified table follows.

As of April 30, 2007, options to purchase 6,126,000 shares were vested, and of those 4,579,000 shares were “in the money.” Information regarding the options outstanding as of April 30, 2007 is summarized below:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value	Options Vested and Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
	(in thousands)	(in years)		(in thousands)	(in thousands)	(in years)		(in thousands)
$ 0.15 – $14.58	2,221	6.07	$8.85		1,737		$7.70
$14.59 – $16.40	2,317	6.69	16.02		2,078		16.01
$16.41 – $18.00	2,610	9.24	16.89		547		16.90
$18.01 – $20.63	428	7.73	18.77		217		18.77
Subtotal	7,576				4,579		13.09
$20.64 – $25.40	2,379	7.09	23.89		1,434		23.67
$25.41 – $30.05	2,579	9.01	25.83		113		28.06
$ 0.15 – $30.05	12,534	7.77	$18.54	$10,584	6,126	6.74	$15.84	$10,209

2.                             You asked us how many of the outstanding, vested and exercisable options issued under the 2000 Stock Plan and 2000 Director Option Plan were in the money as of July 31, 2007.

To answer this question, the Company prepared a table similar to the table under Request Number 1 above for July 31, 2007.  The table as of July 31, 2007 follows.

As of July 31, 2007, options to purchase 7,241,000 shares were vested, and of those 4,952,000 shares were “in the money.” Information regarding the options outstanding as of July 31, 2007 is summarized below:

	Options Outstanding				Options Exercisable
Range of Exercise Prices	Options Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value	Options Vested and Exercisable	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value
	(in thousands)	(in years)		(in thousands)	(in thousands)	(in years)		(in thousands)
$ 0.15 – $14.58	2,153	5.77	$8.82		1,751		$7.86
$14.59 – $16.40	4,774	8.05	15.45		2,168		16.03
$16.41 – $18.00	2,517	8.82	16.89		785		16.89
$18.01 – $20.63	428	7.52	18.77		248		18.77
Subtotal	9,872				4,952		13.42
$20.64 – $25.40	2,344	6.93	23.89		1,581		23.69
$25.41 – $30.05	2,503	8.61	25.82		708		26.04
$ 0.15 – $30.05	14,719	7.75	$17.93	$27,116	7,241	6.60	$16.89	$19,072

3.                             You asked us how many shares remain available for grant in the 2000 Director Option Plan as of July 31, 2007.

As of July 31, 2007, 802,600 shares remain available for grant under the Director Option Plan. However, if the 2007 Plan is approved at the 2007 Annual Meeting, the Company’s management intends to recommend to the board of directors at the next regularly scheduled meeting that the board of directors immediately terminate the 2000 Director Option Plan, and make any and all future grants of equity-based compensation to directors out of the 2007 Plan.

4.                             You asked us how many shares have been purchased and how many remain available for grant under the 2000 Employee Stock Purchase Plan as of July 31, 2007.

From the inception of the 2000 Employee Stock Purchase Plan at the closing of the Company’s initial public offering in July 2000 through July 31, 2007, the Company’s employees have purchased a total of 2,004,055 shares and 14,411,091 shares remain available for purchase. The Company’s management intends to review the number of shares that remain available for purchase under the 2000 Employee Stock Purchase Plan and, if appropriate, to recommend that the board of directors reduce the number to a level consistent with the number that its employees have purchased since the inception of the plan.

Following conversations with you regarding the 2007 Plan, the Company’s management has agreed that, if the 2007 Plan is approved, it will recommend to the Company’s board of directors at the next regularly scheduled meeting that the board of directors approve the following amendments to the 2007 Plan:

1.                             To limit the number of shares for which vesting may be accelerated by the Administrator to a maximum of 5% of the total number of shares reserved for issuance under the 2007 Plan, other than in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability, or Retirement.

2.                               To restrict the power to make an award to any Outside Director under the 2007 Plan to the Compensation Committee, and not to permit such awards to be made by or subject to the approval of the board of directors as a whole or any other party.

As described above, if the 2007 Plan is approved, the Company’s management will recommend to the Company’s board of directors that it terminate the 2000 Director Option Plan.

We appreciate Fidelity’s decision to become and remain a major stockholder of OmniVision, and appreciate also your engaging with us in a constructive way to address these issues.

Very truly yours,

OMNIVISION TECHNOLOGIES INC.

/s/ PETER V. LEIGH
Peter V. Leigh
Chief Financial Officer